Exhibit 10.14

Draft
SECOND AMENDMENT AND WAIVER

This Second Amendment and Waiver (this “Amendment”) is made and entered into as of December 8, 2020 by and among Transworld Holdings, Inc., a Delaware corporation (which was formerly known as GoIP Global, Inc., a Colorado corporation) (the “Company”) and the purchasers signatory to the Purchase Agreement (as defined below) (each a, “Purchaser” and collectively, the “Purchasers”).

WHEREAS, pursuant to a Securities Purchase Agreement, dated as of May 8, 2020 (as amended and in effect from time to time, including any replacement agreement therefor, the “Purchase Agreement”), among the Company and the Purchasers, the Purchasers have extended credit to the Company as evidenced by certain Original Issue Discount Senior Secured Convertible Promissory Notes in the aggregate principal amount of $3,000,000.00 issued by the Company to the Purchasers (as amended by that certain First Amendment to the Note, dated as of November 3, 2020, together with any notes issued in exchange therefor or replacement thereof, as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Notes”);

WHEREAS, pursuant to a Registration Rights Agreement, dated as of May 8, 2020 (as amended and in effect from time to time, including any replacement agreement therefor, the “Registration Rights Agreement”), among the Company and the Purchasers, the Company agreed to register the securities issued to the Purchasers pursuant to the Purchase Agreement;

WHEREAS, the Company and the Purchasers desire to amend the Note to (i) provide that the Alternative Conversion Price may only be utilized for any Event of Default that occurs on or after the Maturity Date and (ii) remove the failure of having the Registration Statement effective by the Effectiveness Date as an Event of Default under the Notes; and

WHEREAS, the Company and the Purchasers desire to confirm the Purchasers’ waiver of their respective right to receive any penalties which shall be due and payable as a result of the failure to have the Registration Statement declared effective for the period beginning November 8, 2020 through [January 8, 2021] (the “Registration Penalty Waiver”).

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions; Transaction Documents. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Purchase Agreement, the Notes and the Registration Rights Agreement. This Amendment shall constitute a Transaction Document for all purposes of the Purchase Agreement, the Notes and the other Transaction Documents.

2. Not a Novation. This Agreement is a modification only and not a novation. This Agreement is to be considered attached to the Notes and made a part thereof.

3. Confirmation of Waiver.  The Company and the Purchasers agree to the Registration Penalty Waiver.

4. Amendment to Section 4(b) of the Note. Section 4(b) of the Note is hereby amended and restated as follows.

“Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $0.25 after the Reverse Stock Split, subject to adjustment herein (the “Conversion Price”). Notwithstanding the foregoing, at any time during the continuance of any Event of Default after the Maturity Date, the Conversion Price in effect shall be equal to the Alternate Conversion Price. If at any time the Conversion Price as determined hereunder for any conversion would be less than the par value of the Common Stock, then at the sole discretion of the Holder, the Conversion Price hereunder may equal such par value for such conversion and the Conversion Amount for such conversion may be increased to include Additional Principal, where “Additional Principal” means such additional amount to be added to the Principal Amount to the extent necessary to cause the number of conversion shares issuable upon such conversion to equal the same number of conversion shares as would have been issued had the Conversion Price not been adjusted by the Holder to the par value price. In the event the Borrower has a DTC “Chill” on its shares after the Maturity Date, the Holder may convert the Note at the Alternate Conversion Price while that “Chill” is in effect. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such measuring period.”

5. Amendment to Section 1 of the Note. The definition of “Mandatory Default Amount” in Sectio 1 of the Note is hereby amended and restated in its entirety as follows:

“Mandatory Default Amount” means either, at the Holder’s discretion (i) the conversion of the outstanding principal amount of this Note, plus all accrued and unpaid interest hereon, converted at the Conversion Price, or if after the Maturity Date, at the Alternate Conversion Price or (ii) the payment of 120% of the outstanding principal amount of this Note and accrued and unpaid interest hereon, in addition to, for both (i) and (ii) above, the payment of all other amounts, costs, expenses and liquidated damages due in respect of this Note.”

6. Amendment to Section 6 of the Note.

(a) Clause (a)(xix) of Section 6 of the Note is hereby amended and restated as follows:

“(xix)                      the Initial Registration Statement (as defined in the Registration Rights Agreement) shall not have been filed by the Filing Date (as defined in the Registration Rights Agreement);”

(b)
Clause (b) of Section 6 of the Note is hereby amended and restated as follows:

“Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash pursuant to clause (ii) of the Mandatory Default Amount. Commencing on the occurrence of any Event of Default and for as long an Event of Default is not cured, the interest rate on this Note as set forth in Section 2 above shall accrue at an interest rate equal to 20% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 6(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon; and in addition to any other rights and remedies available to the Holder in an Event of Default, the Conversion Price in effect on any Conversion Date after the Maturity Date shall be equal to the Alternate Conversion Price, subject to adjustment herein, without any notice or any action taken by the Holder. The Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees

7. Conditions to Effectiveness. This Amendment shall become effective upon receipt by the Company and the Purchasers of counterpart signatures to this Amendment duly executed and delivered by the Company and the Purchasers.

8. No Implied Amendment or Waiver. Except as expressly set forth in this Amendment, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Purchasers under the Purchase Agreement, the Note or the other Transaction Documents, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Purchase Agreement, the Note or the other Transaction Documents, all of which shall continue in full force and effect. Nothing in this Amendment shall be construed to imply any willingness on the part of the Purchasers to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Purchase Agreement, the Note or the other Transaction Documents.

9. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by e-mail (e.g., “pdf” or “tiff”) or fax transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

10. Governing Law. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PREPARED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

TRANSWORLD HOLDINGS, INC.

By: /s/ Andrew Fox
Name:
Title:

MT. WHITNEY SECURITIES, LLC ARENA ORIGINATION CO., LLC ARENA SPECIAL OPPORTUNITIES FUND, LP ARENA SPECIAL OPPORTUNITIES PARTNERS I, LP as Purchasers

By: /s/ Lawrence Cutler
Name: Lawrence Cutler
Title: Authorized Signatory